UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On March 30, 2023, Avadel Pharmaceuticals plc (the “Company”) announced its financial results for the quarter and full year ended December 31, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

As previously announced, on March 29, 2023, Avadel Finance Cayman Limited, a Cayman Islands exempted company (the “Issuer”) and an indirect wholly-owned subsidiary of the Company, and the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 4.50% exchangeable senior notes due October 2, 2023 and issued on April 4, 2022 (the “2023 Notes”). Pursuant to the terms of the Exchange Agreements, the Issuer will exchange approximately $96.2 million in aggregate principal amount of the 2023 Notes for approximately $106.3 million in aggregate principal amount of new 6.00% exchangeable senior notes due April 1, 2027 (the “2027 Notes”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act (the “Exchange Transactions”). Following the closing of the Exchange Transactions, approximately $21.2 million in aggregate principal amount of the 2023 Notes will remain outstanding with terms unchanged. The initial exchange rate for the 2027 Notes will be 102.3018 ADSs per $1,000 principal amount of 2027 Notes, subject to adjustment in accordance with terms of the Indenture that will govern the 2027 Notes. Reference is made to the Company’s Current Report on Form 8-K, field with the SEC on March 28, 2023, for additional information related to the Exchange Agreements and the 2027 Notes.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release issued by Avadel Pharmaceuticals plc on March 30, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
Name: Jerad G. Seurer
Title: General Counsel & Corporate Secretary